                  MASTER SEPARATION AND DISTRIBUTION AGREEMENT



                                     BETWEEN



                             HEWLETT-PACKARD COMPANY



                                       AND



                           AGILENT TECHNOLOGIES, INC.





                                 EFFECTIVE AS OF



                                 AUGUST 12, 1999

                                TABLE OF CONTENTS

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ARTICLE I SEPARATION..................................................................................................2
         Section 1.1       Separation Date............................................................................2
         Section 1.2       Closing of Transactions....................................................................2
         Section 1.3       Exchange of Secretary's Certificates.......................................................2

ARTICLE II DOCUMENTS AND ITEMS TO BE DELIVERED ON THE SEPARATION DATE.................................................2
         Section 2.1       Documents to Be Delivered By HP............................................................2
         Section 2.2       Cash to be Transferred by HP...............................................................4
         Section 2.3       Documents to Be Delivered by Agilent.......................................................4

ARTICLE III THE IPO AND ACTIONS PENDING THE IPO.......................................................................5
         Section 3.1       Transactions Prior to the IPO..............................................................5
         Section 3.2       Proceeds of the IPO........................................................................6
         Section 3.3       Cooperation................................................................................6
         Section 3.4       Conditions Precedent to Consummation of the IPO............................................6

ARTICLE IV THE DISTRIBUTION...........................................................................................7
         Section 4.1       The Distribution...........................................................................7
         Section 4.2       Actions Prior To The Distribution..........................................................8
         Section 4.3       Sole Discretion of HP......................................................................8
         Section 4.4       Conditions To Distribution.................................................................9
         Section 4.5       Fractional Shares..........................................................................9

ARTICLE V COVENANTS AND OTHER MATTERS................................................................................10
         Section 5.1       Other Agreements..........................................................................10
         Section 5.2       Further Instruments.......................................................................10
         Section 5.3       Additional Service Level Agreements.......................................................10
         Section 5.4       Agreement For Exchange of Information.....................................................11
         Section 5.5       Auditors and Audits; Annual and Quarterly Statements and Accounting.......................12
         Section 5.6       Consistency with Past Practices...........................................................14
         Section 5.7       Payment of Expenses.......................................................................14
         Section 5.8       Foreign Subsidiaries......................................................................15
         Section 5.9       Dispute Resolution........................................................................15
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                                       i

                                TABLE OF CONTENTS
                                   (CONTINUED)

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         Section 5.10      Governmental Approvals....................................................................16
         Section 5.11      No Representation or Warranty.............................................................16
         Section 5.12      Non-Solicitation of Employees.............................................................17
         Section 5.13      Employee Agreements.......................................................................17
         Section 5.14      Cooperation in Obtaining New Agreements...................................................19
         Section 5.15      Property Damage to Agilent Assets Prior to the Separation Date............................19
         Section 5.16      Newly Discovered Environmental Conditions at Agilent Schedule 1 Facilities................19

ARTICLE VI MISCELLANEOUS.............................................................................................19
         Section 6.1       Limitation of Liability...................................................................19
         Section 6.2       Entire Agreement..........................................................................20
         Section 6.3       Governing Law.............................................................................20
         Section 6.4       Termination...............................................................................20
         Section 6.5       Notices...................................................................................20
         Section 6.6       Counterparts..............................................................................20
         Section 6.7       Binding Effect; Assignment................................................................21
         Section 6.8       Severability..............................................................................21
         Section 6.9       Failure or Indulgence Not Waiver; Remedies Cumulative.....................................21
         Section 6.10      Amendment.................................................................................21
         Section 6.11      Authority.................................................................................21
         Section 6.12      Interpretation............................................................................22
         Section 6.13      Conflicting Agreements....................................................................22

ARTICLE VII DEFINITIONS..............................................................................................22
         Section 7.1       Affiliated Company........................................................................22
         Section 7.2       Agilent Assets............................................................................22
         Section 7.3       Agilent Business..........................................................................22
         Section 7.4       Agilent Group.............................................................................23
         Section 7.5       Agilent Pro Forma Balance Sheet...........................................................23
         Section 7.6       Agilent's Auditors........................................................................23
         Section 7.7       Ancillary Agreements......................................................................23
         Section 7.8       Assignment Agreement......................................................................23
         Section 7.9       Business Day..............................................................................23
         Section 7.10      Code......................................................................................23
         Section 7.11      Commission................................................................................23
         Section 7.12      Disputes..................................................................................23
         Section 7.13      Distribution..............................................................................24
         Section 7.14      Distribution Agent........................................................................24
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                                       ii
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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         Section 7.15      Distribution Date.........................................................................24
         Section 7.16      Employee Agreement........................................................................24
         Section 7.17      Exchange Act..............................................................................24
         Section 7.18      Governmental Approvals....................................................................24
         Section 7.19      Governmental Authority....................................................................24
         Section 7.20      HP Business...............................................................................24
         Section 7.21      HP Group..................................................................................24
         Section 7.22      HP's Auditors.............................................................................24
         Section 7.23      Information...............................................................................25
         Section 7.24      IPO.......................................................................................25
         Section 7.25      IPO Closing Date..........................................................................25
         Section 7.26      IPO Net Proceeds..........................................................................25
         Section 7.27      IPO Over-allotment Option.................................................................25
         Section 7.28      IPO Registration Statement................................................................25
         Section 7.29      Nasdaq....................................................................................25
         Section 7.30      Non-US Plan...............................................................................25
         Section 7.31      NYSE......................................................................................25
         Section 7.32      Person....................................................................................26
         Section 7.33      Prime Rate................................................................................26
         Section 7.34      Record Date...............................................................................26
         Section 7.35      Retained Payables.........................................................................26
         Section 7.36      Retained Receivables......................................................................26
         Section 7.37      Separation................................................................................26
         Section 7.38      Separation Date...........................................................................26
         Section 7.39      Subsidiary................................................................................27
         Section 7.40      Underwriters..............................................................................27
         Section 7.41      Underwriting Agreement....................................................................27
         Section 7.42      WSGR......................................................................................27

                                    EXHIBITS

Exhibit A         Certificate of Secretary of HP

Exhibit B         Certificate of Secretary of Agilent

Exhibit C         General Assignment and Assumption Agreement

Exhibit D-1       Master Technology Ownership and License Agreement

Exhibit D-2       Master Patent Ownership and License Agreement

Exhibit D-3       Master Trademark Ownership and License Agreement

Exhibit D-4       ICBD Technology Ownership and License Agreement

Exhibit E         Employee Matters Agreement

Exhibit F         Tax Sharing Agreement

Exhibit G         Master IT Service Level Agreement

Exhibit H         Real Estate Agreement

Exhibit I         Environmental Matters Agreement

Exhibit J         Master Confidential Disclosure Agreement

Exhibit K         Indemnification and Insurance Matters Agreement

Exhibit L         Intentionally Omitted

Exhibit M         Reorganization of Operations Outside the US (the Non-US Plan)

                                    SCHEDULES

Schedule 2.1(b)            Subsidiaries of HP to be Transferred to Agilent

Schedule 2.2(b)            Cash Held in Subsidiaries

Schedule 7.1(a)            Affiliated Companies of HP to be Included in the
                           HP Group

Schedule 7.1(b) Affiliated Companies of Agilent to be Included in the Agilent Group

                  MASTER SEPARATION AND DISTRIBUTION AGREEMENT

         This Master Separation and Distribution Agreement (this "AGREEMENT") is entered into as of August 12, 1999, between Hewlett-Packard Company ("HP"), a Delaware corporation, and Agilent Technologies, Inc. ("AGILENT"), a Delaware corporation. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in ARTICLE VII hereof.


                                    RECITALS

         WHEREAS, the Boards of Directors of HP and Agilent have each determined that it would be appropriate and desirable for HP to contribute and transfer to Agilent, and for Agilent to receive and assume, directly or indirectly, substantially all of the assets and liabilities currently associated with the Agilent Business and the stock, investments or similar interests currently held by HP in subsidiaries and other entities that conduct such business (the "SEPARATION");

         WHEREAS, HP has caused Agilent to be incorporated in order to effect the Separation and HP currently owns all of the issued and outstanding common stock of Agilent;

         WHEREAS, HP and Agilent currently contemplate that, following the contribution and assumption of assets and liabilities, Agilent will make an initial public offering ("IPO") of an amount of its common stock pursuant to a registration statement on Form S-1 pursuant to the Securities Act of 1933, as amended (the "IPO REGISTRATION STATEMENT"), that will reduce HP's ownership of Agilent to not less than 80.1%;

         WHEREAS, Agilent intends to distribute all of the proceeds of the IPO (including the proceeds from the sale of shares pursuant to the exercise of the Underwriters' over-allotment option (the "IPO OVER-ALLOTMENT OPTION")), net of underwriting discounts and commissions (the "IPO NET PROCEEDS") to HP by means of a dividend declared prior to the IPO, which IPO Net Proceeds HP ultimately intends to use to satisfy obligations to creditors or to repurchase shares of HP common stock within twelve (12) months following the closing of the IPO (the "IPO CLOSING DATE");

         WHEREAS, HP currently contemplates that, several months following such initial public offering, HP will distribute to the holders of its common stock, $ 0.01 par value, by means of a pro rata distribution, all of the shares of Agilent common stock owned by HP (the "DISTRIBUTION");

         WHEREAS, HP and Agilent intend that the contribution and assumption of assets and liabilities and the Distribution will qualify as a tax-free reorganization under Sections 368(a)(1)(D) and 355 of the Internal Revenue Code of 1986, as amended (the "CODE"), and that this Agreement is intended to be, and is hereby adopted as, a plan of reorganization under Section 368 of the Code; and

         WHEREAS, the parties intend in this Agreement, including the Exhibits and Schedules hereto, to set forth the principal arrangements between them regarding the separation of the Agilent Business.

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:


                                    ARTICLE I

                                   SEPARATION

         SECTION 1.1  SEPARATION DATE

         Unless otherwise provided in this Agreement, or in any agreement to be executed in connection with this Agreement, the effective time and date of each transfer of property, assumption of liability, license, undertaking, or agreement in connection with the Separation shall be 12:01 a.m., Pacific Time, November 1, 1999 or such other date as may be fixed by the Board of Directors of HP (the "SEPARATION DATE").

         SECTION 1.2  CLOSING OF TRANSACTIONS

         Unless otherwise provided herein, the closing of the transactions contemplated in ARTICLE II shall occur by the lodging of each of the executed instruments of transfer, assumptions of liability, undertakings, agreements, instruments or other documents executed or to be executed with Wilson Sonsini Goodrich & Rosati ("WSGR"), 650 Page Mill Road, Palo Alto, California 94304, to be held in escrow for delivery as provided in SECTION 1.3 of this Agreement.

         SECTION 1.3  EXCHANGE OF SECRETARY'S CERTIFICATES

         Upon receipt of a certificate of the Secretary or an Assistant Secretary of HP in the form attached to this Agreement as EXHIBIT A, WSGR shall deliver to Agilent on behalf of HP all of the items required to be delivered by HP hereunder pursuant to SECTION 2.1 of this Agreement and each such item shall be deemed to be delivered to Agilent as of the Separation Date upon delivery of such certificate. Upon receipt of a certificate of the Secretary or an Assistant Secretary of Agilent in the form attached to this Agreement as EXHIBIT B, WSGR shall deliver to HP on behalf of Agilent all of the items required to be delivered by Agilent hereunder and each such item shall be deemed to be delivered to HP as of the Separation Date upon receipt of such certificate.

                                   ARTICLE II

           DOCUMENTS AND ITEMS TO BE DELIVERED ON THE SEPARATION DATE

         SECTION 2.1  DOCUMENTS TO BE DELIVERED BY HP

         On the Separation Date or such later date as agreed in connection with the Non-US Plan, HP will deliver, or will cause its appropriate Subsidiaries to deliver, to Agilent all of the following items and agreements (collectively, together with all agreements and documents contemplated by such agreements, the "ANCILLARY AGREEMENTS"):

                  (a) A duly executed General Assignment and Assumption Agreement (the "ASSIGNMENT AGREEMENT") substantially in the form attached hereto as EXHIBIT C;

                  (b) Certificates representing the stock and/or investments in the Subsidiaries and other holdings of HP set forth on SCHEDULE 2.1(b) with duly executed stock powers in the form proper for transfer;

                  (c) A duly executed Master Technology Ownership and License Agreement substantially in the form attached hereto as EXHIBIT D-1, a duly executed Master Patent Ownership and License Agreement substantially in the form attached hereto as EXHIBIT D-2, a duly executed Master Trademark Ownership and License Agreement substantially in the form attached as EXHIBIT D-3 and a duly executed ICBD Technology Ownership and License Agreement substantially in the form attached hereto as EXHIBIT D-4, and;

                  (d) A duly executed Employee Matters Agreement substantially in the form attached hereto as EXHIBIT E;

                  (e) A duly executed Tax Sharing Agreement substantially in the form attached hereto as EXHIBIT F;

                  (f) A duly executed Master IT Service Level Agreement substantially in the form attached hereto as EXHIBIT G;

                  (g) A duly executed Real Estate Matters Agreement substantially in the form attached hereto as EXHIBIT H;

                  (h) A duly executed Environmental Matters Agreement substantially in the form attached hereto as EXHIBIT I;

                  (i) A duly executed Master Confidential Disclosure Agreement substantially in the form attached hereto as EXHIBIT J;

                  (j) A duly executed Indemnification and Insurance Matters Agreement substantially in the form attached hereto as EXHIBIT K;

                  (k) Resignations of each person who is an officer or director of any member of Agilent or its Subsidiaries, immediately prior to the Separation Date, and who will be employees of HP from and after the Separation Date; and

                  (l) Such other agreements, documents or instruments as the parties may agree are necessary or desirable in order to achieve the purposes hereof, including, without limitation, all service level agreements entered into in accordance with SECTION 5.3 and those documents referred to in SECTION 5.8.

         SECTION 2.2  CASH TO BE TRANSFERRED BY HP

                  (a) CASH REQUIREMENTS. On or around the Separation Date, HP and its Subsidiaries will provide that Agilent and its Subsidiaries have sufficient cash to satisfy the following obligations or requirements (as adjusted with the parties' mutual agreement):

                               (i)  (A) HP's obligations under the Agreement for
the Redemption and Sale of Shares and Termination of Joint Venture Relationship dated July 6, 1999 by and between HP and Yokogawa Electric Corporation (the "YEW AGREEMENT"), which obligations Agilent will assume from HP pursuant to the Assignment Agreement and (B) Hewlett-Packard Japan Ltd.'s obligations under the YEW Agreement;

                               (ii) Working capital and acquisition requirements
of $250 million;

                               (iii) An amount equal to:

                                    (1)  the Retained Receivables minus the
Retained Payables, plus or minus

                                    (2) the liabilities retained by HP Japan
related to the HP Business, net of the assets retained by HP Japan related to the HP Business;

                               (iv) The requirements of SECTION 5.9 of the Tax
Sharing Agreement entitled Japan Restructuring Taxes; and

                               (v) As described in SECTION 3.1(a) of the Tax
Sharing Agreement, an amount equal to Taxes of Agilent Historical Affiliates for periods before their acquisition by the HP Group.

         all in accordance with the parties' best estimates on the Separation Date of such amounts as of October 31, 1999; and

                  (b) CASH HELD IN SUBSIDIARIES. Additional cash in amounts to be determined by the parties on the Separation Date will be held in certain Subsidiaries of Agilent, all of which are either listed on SCHEDULE 2.2(b) hereto or will be geographical counterparts of Subsidiaries of HP listed on
SCHEDULE 2.2(b) hereto.

                  (c) TRUE-UP. On December 15, 1999, the parties will recalculate the cash payments made pursuant to this SECTION 2.2, based on the amounts included in the HP balance sheet as of October 31, 1999 and the Agilent balance sheet as of October 31, 1999. To the extent the new calculations differ from the estimates upon which the cash payments made pursuant to this SECTION
2.2 were based, the parties shall reallocate cash in the amount of such difference.

         SECTION 2.3  DOCUMENTS TO BE DELIVERED BY AGILENT

         As of the Separation Date, Agilent will or will cause its appropriate Subsidiaries to deliver to HP all of the following:

                  (a) In each case where Agilent is a party to any agreement or instrument referred to in SECTION 2.1, a duly executed counterpart of such agreement or instrument; and

                  (b) Resignations of each person who is an officer or director of any member of HP or its Subsidiaries, immediately prior to the Separation Date, and who will be employees of Agilent from and after the Separation Date.


                                   ARTICLE III

                       THE IPO AND ACTIONS PENDING THE IPO

         SECTION 3.1  TRANSACTIONS PRIOR TO THE IPO

         Subject to the conditions specified in SECTION 3.4, HP and Agilent shall use their reasonable commercial efforts to consummate the IPO. Such efforts shall include, but not necessarily be limited to, those specified in this SECTION 3.1:

                  (a) REGISTRATION STATEMENT. Agilent shall file the IPO Registration Statement, and such amendments or supplements thereto, as may be necessary in order to cause the same to become and remain effective as required by law or by the managing underwriters for the IPO (the "UNDERWRITERS"), including, but not limited to, filing such amendments to the IPO Registration Statement as may be required by the underwriting agreement to be entered into among Agilent and the Underwriters (the "UNDERWRITING AGREEMENT"), the Securities and Exchange Commission (the "COMMISSION") or federal, state or foreign securities laws. HP and Agilent shall also cooperate in preparing, filing with the Securities and Exchange Commission and causing to become effective a registration statement registering the common stock of Agilent under the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and any registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans necessary or appropriate in connection with the IPO, the Separation, the Distribution or the other transactions contemplated by this Agreement.

                  (b) UNDERWRITING AGREEMENT. Agilent shall enter into the Underwriting Agreement, in form and substance reasonably satisfactory to Agilent, and shall comply with its obligations thereunder.

                  (c) OTHER MATTERS. HP and Agilent shall consult with each other and the Underwriters regarding the timing, pricing and other material matters with respect to the IPO.

                  (d) BLUE SKY. Agilent shall use its reasonable commercial efforts to take all such action as may be necessary or appropriate under state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) in connection with the IPO.

                  (e) NYSE OR NASDAQ LISTING. Agilent shall prepare, file and use reasonable commercial efforts to seek to make effective, an application for listing of the common stock of Agilent issued in the IPO on the New York Stock Exchange (the "NYSE") or the Nasdaq National Market ("NASDAQ"), subject to official notice of issuance.

         SECTION 3.2  PROCEEDS OF THE IPO

         The IPO will be a primary offering of common stock of Agilent. All of the IPO Net Proceeds will be distributed to HP by means of a dividend declared prior to the IPO, which IPO Net Proceeds HP ultimately intends to use to satisfy obligations to creditors or to repurchase shares of HP common stock within twelve (12) months following the IPO Closing Date.

         SECTION 3.3  COOPERATION

         Agilent shall consult with, and cooperate in all respects with, HP in connection with the pricing of the common stock of Agilent to be offered in the IPO and shall, at HP's direction, promptly take any and all actions necessary or desirable to consummate the IPO as contemplated by the IPO Registration Statement and the Underwriting Agreement.

         SECTION 3.4  CONDITIONS PRECEDENT TO CONSUMMATION OF THE IPO

         As soon as practicable after the Separation Date, the parties hereto shall use their reasonable commercial efforts to satisfy the conditions listed below to the consummation of the IPO. The IPO Closing Date is currently scheduled to occur prior to December 31, 1999. The obligations of the parties to use their reasonable commercial efforts to consummate the IPO shall be conditioned on the satisfaction, or waiver by HP, of the following conditions:

                  (a) REGISTRATION STATEMENT. The IPO Registration Statement shall have been filed and declared effective by the Commission, and there shall be no stop-order in effect with respect thereto.

                  (b) BLUE SKY. The actions and filings with regard to state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) described in SECTION 3.1 shall have been taken and, where applicable, have become effective or been accepted.

                  (c) NYSE OR NASDAQ LISTING. The common stock of Agilent to be issued in the IPO shall have been accepted for listing on the NYSE or Nasdaq, on official notice of issuance.

                  (d) UNDERWRITING AGREEMENT. Agilent shall have entered into the Underwriting Agreement and all conditions to the obligations of Agilent and the Underwriters shall have been satisfied or waived.

                  (e) COMMON STOCK OWNERSHIP. HP shall be satisfied in its sole discretion that it will own at least 80.1% of the outstanding common stock of Agilent following the IPO. All other conditions to permit the Distribution to qualify as a tax-free distribution to HP, Agilent and HP's stockholders shall, to the extent applicable as of the time of the IPO, be satisfied.
There shall be no event or condition that is likely to cause any of such conditions not to be satisfied as of the time of the Distribution or thereafter.

                  (f) NO LEGAL RESTRAINTS. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Separation or the IPO or any of the other transactions contemplated by this Agreement shall be in effect.

                  (g) SEPARATION. The Separation shall have become effective.

                  (h) OTHER ACTIONS. Such other actions as the parties hereto may, based upon the advice of counsel, reasonably request to be taken prior to the IPO in order to assure the successful completion of the IPO shall have been taken.

                  (i) NO TERMINATION. This Agreement shall not have been terminated.


                                   ARTICLE IV

                                THE DISTRIBUTION

         SECTION 4.1  THE DISTRIBUTION

                  (a) DELIVERY OF SHARES FOR DISTRIBUTION. Subject to SECTION
4.4 hereof, on or prior to the date the Distribution is effective (the "DISTRIBUTION DATE"), HP will deliver to the distribution agent (the "DISTRIBUTION AGENT") to be appointed by HP to distribute to the stockholders of HP the shares of common stock of Agilent held by HP pursuant to the Distribution for the benefit of holders of record of common stock of HP on the Record Date, a single stock certificate, endorsed by HP in blank, representing all of the outstanding shares of common stock of Agilent then owned by HP, and shall cause the transfer agent for the shares of common stock of HP to instruct the Distribution Agent to distribute on the Distribution Date the appropriate number of such shares of common stock of Agilent to each such holder or designated transferee or transferees of such holder.

                  (b) SHARES RECEIVED. Subject to SECTIONS 4.4 and 4.5, each holder of common stock of HP on the Record Date (or such holder's designated transferee or transferees) will be entitled to receive in the Distribution a number of shares of common stock of Agilent equal to the number of shares of common stock of HP held by such holder on the Record Date multiplied by a fraction the numerator of which is the number of shares of common stock of Agilent beneficially owned by HP on the Record Date and the denominator of which is the number of shares of common stock of HP outstanding on the Record Date.

                  (c) OBLIGATION TO PROVIDE INFORMATION. Agilent and HP, as the case may be, will provide to the Distribution Agent all share certificates and any information required in order to complete the Distribution on the basis specified above.

         SECTION 4.2  ACTIONS PRIOR TO THE DISTRIBUTION

                  (a) INFORMATION STATEMENT. HP and Agilent shall prepare and mail, prior to the Distribution Date, to the holders of common stock of HP, such information concerning Agilent and the Distribution and such other matters as HP shall reasonably determine are necessary and as may be required by law. HP and Agilent will prepare, and Agilent will, to the extent required under applicable law, file with the Commission any such documentation which HP and Agilent determines is necessary or desirable to effectuate the Distribution, and HP and Agilent shall each use its reasonable commercial efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

                  (b) BLUE SKY. HP and Agilent shall take all such actions as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution.

                  (c) NYSE OR NASDAQ LISTING. Agilent shall prepare and file, and shall use its reasonable commercial efforts to have approved, an application for the listing of the common stock of Agilent to be distributed in the Distribution on the NYSE or Nasdaq, subject to official notice of distribution.

                  (d) CONDITIONS. HP and Agilent shall take all reasonable steps necessary and appropriate to cause the conditions set forth in SECTION 4.4 to be satisfied and to effect the Distribution on the Distribution Date.

         SECTION 4.3  SOLE DISCRETION OF HP

         HP currently intends, following the consummation of the IPO, to complete the Distribution by June 1, 2000. HP shall, in its sole and absolute discretion, determine the date of the consummation of the Distribution and all terms of the Distribution, including, without limitation, the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and conditions to the consummation of the Distribution. In addition, HP may at any time and from time to time until the completion of the Distribution modify or change the terms of the Distribution, including, without limitation, by accelerating or delaying the timing of the consummation of all or part of the Distribution. Agilent shall cooperate with HP in all respects to accomplish the Distribution and shall, at HP's direction, promptly take any and all actions necessary or desirable to effect the Distribution, including, without limitation, the registration under the Securities Act of the common stock of Agilent on an appropriate registration form or forms to be designated by HP. HP shall select any investment banker(s) and manager(s) in connection with the Distribution, as well as any financial printer, solicitation and/or exchange agent and outside counsel for HP; PROVIDED, HOWEVER, that nothing herein shall prohibit Agilent from engaging (at its own expense) its own financial, legal, accounting and other advisors in connection with the Distribution.

         SECTION 4.4  CONDITIONS TO DISTRIBUTION

         The following are conditions to the consummation of the Distribution. The conditions are for the sole benefit of HP and shall not give rise to or create any duty on the part of HP or the HP Board of Directors to waive or not waive any such condition.

                  (a) IRS RULING. HP shall have obtained a private letter ruling from the Internal Revenue Service in form and substance satisfactory to HP (in its sole discretion), and such ruling shall remain in effect as of the Distribution Date, to the effect that (i) the transfer by the HP Group to the Agilent Group of the property, subject to liabilities, of the Agilent Business in exchange for the issuance to HP of the stock of Agilent, the distribution of the IPO Net Proceeds and Agilent's assumption of liabilities, followed by the distribution by HP of all of its Agilent stock to the stockholders of HP, will qualify as a reorganization under Sections 368(a)(1)(D) and 355 of the Code;
(ii) no gain or loss will be recognized by HP on its transfer of the property of the Agilent Business to Agilent in exchange for Agilent common stock and the distribution of the IPO Net Proceeds, followed by the transfer of the IPO Net Proceeds to HP's creditors and/or stockholders: (iii) no gain or loss will be recognized by Agilent on its receipt of the property of the Agilent Business from HP in exchange for the issuance of Agilent common stock; and (iv) no gain or loss will be recognized by (and no amount will otherwise be included in the income of) the stockholders of HP upon their receipt of Agilent common stock pursuant to the Distribution.

                  (b) GOVERNMENT APPROVALS. Any material governmental approvals and consents necessary to consummate the Distribution shall have been obtained and be in full force and effect;

                  (c) NO LEGAL RESTRAINTS. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect and no other event outside the control of HP shall have occurred or failed to occur that prevents the consummation of the Distribution; and

                  (d) NO MATERIAL ADVERSE EFFECT. No other events or developments shall have occurred subsequent to the IPO Closing Date that, in the judgment of the Board of Directors of HP, would result in the Distribution having a material adverse effect on HP or on the stockholders of HP.

         SECTION 4.5  FRACTIONAL SHARES

         As soon as practicable after the Distribution Date, HP shall direct the Distribution Agent to determine the number of whole shares and fractional shares of common stock of Agilent allocable to each holder of record or beneficial owner of common stock of HP as of the Record Date, to aggregate all such fractional shares and sell the whole shares obtained thereby at the direction of HP, in open market transactions, at then prevailing trading prices, and to cause to be distributed to each such holder or for the benefit of each such beneficial owner to which a fractional share shall be allocable such holder's or owner's ratable share of the proceeds of such sale, after making appropriate deductions of the amount required to be withheld for federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale. HP and the Distribution Agent shall use their reasonable commercial efforts to aggregate the shares of common stock of HP that may be held by any beneficial owner thereof through more than one account in determining the fractional share allocable to such beneficial owner.

                                    ARTICLE V

                           COVENANTS AND OTHER MATTERS

         SECTION 5.1  OTHER AGREEMENTS

         In addition to the specific agreements, documents and instruments annexed to this Agreement, HP and Agilent agree to execute or cause to be executed by the appropriate parties and deliver, as appropriate, such other agreements, instruments and other documents as may be necessary or desirable in order to effect the purposes of this Agreement and the Ancillary Agreements.

         SECTION 5.2  FURTHER INSTRUMENTS

         At the request of Agilent and without further consideration, HP will execute and deliver, and will cause its applicable Subsidiaries to execute and deliver, to Agilent and its Subsidiaries such other instruments of transfer, conveyance, assignment, substitution and confirmation and take such action as Agilent may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Agilent and its Subsidiaries and confirm Agilent's and its Subsidiaries' title to all of the assets, rights and other things of value contemplated to be transferred to Agilent and its Subsidiaries pursuant to this Agreement, the Ancillary Agreements, and any documents referred to therein, to put Agilent and its Subsidiaries in actual possession and operating control thereof and to permit Agilent and its Subsidiaries to exercise all rights with respect thereto (including, without limitation, rights under contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained). At the request of HP and without further consideration, Agilent will execute and deliver, and will cause its applicable Subsidiaries to execute and deliver, to HP and its Subsidiaries all instruments, assumptions, novations, undertakings, substitutions or other documents and take such other action as HP may reasonably deem necessary or desirable in order to have Agilent fully and unconditionally assume and discharge the liabilities contemplated to be assumed by Agilent under this Agreement or any document in connection herewith and to relieve the HP Group of any liability or obligation with respect thereto and evidence the same to third parties. Neither HP nor Agilent shall be obligated, in connection with the foregoing, to expend money other than reasonable out-of-pocket expenses, attorneys' fees and recording or similar fees. Furthermore, each party, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

         SECTION 5.3  ADDITIONAL SERVICE LEVEL AGREEMENTS

         HP and its Subsidiaries and Agilent and its Subsidiaries will enter into interim service level agreements covering the provision of various interim services, including financial, accounting, building services, legal, and other services by HP (and its Subsidiaries) to Agilent (and its Subsidiaries) or, in certain circumstances, vice versa. Such services will generally be provided for a fee equal to the actual Direct Costs and Indirect Costs of providing such services plus five percent (5%). The interim service level agreements will generally provide for a term of two (2) years. However, some interim service level agreements, including those for building services and information technology services, may be extended beyond the initial two-year period. If these agreements are extended, Agilent will reimburse HP at the fair market rental value for the rental component of the building services and cost plus 10% for information technology and other services and the non-rental components of building services. "DIRECT COSTS" shall include compensation and travel expenses attributable to employees, temporary workers, and contractors directly engaged in performing the services as well as materials and supplies consumed in performing the services. "INDIRECT COSTS" shall include occupancy, IT supervision and other overhead burden of the department incurring the direct costs of providing the service.

         SECTION 5.4  AGREEMENT FOR EXCHANGE OF INFORMATION

         Each of HP and Agilent agrees to provide, or cause to be provided, to each other, at any time before or after the Distribution Date, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such party that the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements, (iii) to comply with its obligations under this Agreement or any Ancillary Agreement or (iv) in connection with the ongoing businesses of HP or Agilent, as the case may be; PROVIDED, HOWEVER, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

                  (a) INTERNAL ACCOUNTING CONTROLS; FINANCIAL INFORMATION. After the Separation Date, (i) each party shall maintain in effect at its own cost and expense adequate systems and controls for its business to the extent necessary to enable the other party to satisfy its reporting, accounting, audit and other obligations, and (ii) each party shall provide, or cause to be provided, to the other party and its Subsidiaries in such form as such requesting party shall request, at no charge to the requesting party, all financial and other data and information as the requesting party determines necessary or advisable in order to prepare its financial statements and reports or filings with any Governmental Authority.

                  (b) OWNERSHIP OF INFORMATION. Any Information owned by a party that is provided to a requesting party pursuant to this SECTION 5.4 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

                  (c) RECORD RETENTION. To facilitate the possible exchange of Information pursuant to this SECTION 5.4 and other provisions of this Agreement after the Distribution Date, each party agrees to use its reasonable commercial efforts to retain all Information in their respective possession or control on the Distribution Date substantially in accordance with the policies of HP as in effect on the Separation Date. However, except as set forth in the Tax Sharing Agreement, at any time after the Distribution Date, each party may amend their respective record retention policies at such party's discretion; PROVIDED, HOWEVER, that if a party desires to effect the amendment within three (3) years after the Distribution Date, the amending party must give thirty (30) days prior written notice of such change in the policy to the other party to this Agreement.

                           (i)      No party will destroy, or permit any of its
Subsidiaries to destroy, any Information that exists on the Separation Date (other than Information that is permitted to be destroyed under the current record retention policy of such party) without first using its reasonable commercial efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession of such Information prior to such destruction.

                  (d) LIMITATION OF LIABILITY. No party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this Section is found to be inaccurate, in the absence of willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed or lost after reasonable commercial efforts by such party to comply with the provisions of
SECTION 5.4(c).

                  (e) OTHER AGREEMENTS PROVIDING FOR EXCHANGE OF INFORMATION. The rights and obligations granted under this SECTION 5.4 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in this Agreement and any Ancillary Agreement.

                  (f) PRODUCTION OF WITNESSES; RECORDS; COOPERATION. After the Distribution Date, except in the case of a legal or other proceeding by one party against another party (which shall be governed by such discovery rules as may be applicable under SECTION 5.9 or otherwise), each party hereto shall use its reasonable commercial efforts to make available to each other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of such party as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any legal, administrative or other proceeding in which the requesting party may from time to time be involved, regardless of whether such legal, administrative or other proceeding is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all costs and expenses in connection therewith.

         SECTION 5.5 AUDITORS AND AUDITS; ANNUAL AND QUARTERLY STATEMENTS AND ACCOUNTING

         Each party agrees that, for so long as HP is required in accordance with United States generally accepted accounting principles to consolidate Agilent's results of operations and financial position:

                  (a) SELECTION OF AUDITORS. Agilent shall not select a different accounting firm than PricewaterhouseCoopers LLP to serve as its (and its Subsidiaries') independent certified public accountants ("AGILENT'S AUDITORS") for purposes of providing an opinion on its consolidated financial statements without HP's prior written consent (which shall not be unreasonably withheld).

                  (b) DATE OF AUDITORS' OPINION AND QUARTERLY REVIEWS. Agilent shall use its reasonable commercial efforts to enable the Agilent Auditors to complete their audit such that they will date their opinion on Agilent's audited annual financial statements on the same date that HP's independent certified public accountants ("HP'S AUDITORS") date their opinion on HP's audited annual financial statements, and to enable HP to meet its timetable for the printing, filing and public dissemination of HP's annual financial statements. Agilent shall use its reasonable commercial efforts to enable the Agilent Auditors to complete their quarterly review procedures such that they will provide clearance on Agilent's quarterly financial statements on the same date that HP's Auditors provide clearance on HP's quarterly financial statements.

                  (c) ANNUAL AND QUARTERLY FINANCIAL STATEMENTS. Agilent shall provide to HP on a timely basis all Information that HP reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of HP's annual and quarterly financial statements. Without limiting the generality of the foregoing, Agilent will provide all required financial Information with respect to Agilent and its Subsidiaries to Agilent's Auditors in a sufficient and reasonable time and in sufficient detail to permit Agilent's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to HP's Auditors with respect to Information to be included or contained in HP's annual and quarterly financial statements. Similarly, HP shall provide to Agilent on a timely basis all Information that Agilent reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of Agilent's annual and quarterly financial statements. Without limiting the generality of the foregoing, HP will provide all required financial Information with respect to HP and its Subsidiaries to HP's Auditors in a sufficient and reasonable time and in sufficient detail to permit HP's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to Agilent's Auditors with respect to Information to be included or contained in Agilent's annual and quarterly financial statements.

                  (d) IDENTITY OF PERSONNEL PERFORMING THE ANNUAL AUDIT AND QUARTERLY REVIEWS. Agilent shall authorize Agilent's Auditors to make available to HP's Auditors both the personnel who performed or are performing the annual audits and quarterly reviews of Agilent and work papers related to the annual audits and quarterly reviews of Agilent, in all cases within a reasonable time prior to Agilent's Auditors' opinion date, so that HP's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of Agilent's Auditors as it relates to HP's Auditors' report on HP's financial statements, all within sufficient time to enable HP to meet its timetable for the printing, filing and public dissemination of HP's annual and quarterly statements.

Similarly, HP shall authorize HP's Auditors to make available to Agilent's Auditors both the personnel who performed or are performing the annual audits and quarterly reviews of HP and work papers related to the annual audits and quarterly reviews of HP, in all cases within a reasonable time prior to HP's Auditors' opinion date, so that Agilent's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of HP's Auditors as it relates to Agilent's Auditors' report on Agilent's statements, all within sufficient time to enable Agilent to meet its timetable for the printing, filing and public dissemination of Agilent's annual and quarterly financial statements.

                  (e) ACCESS TO BOOKS AND RECORDS. Agilent shall provide HP's internal auditors and their designees access to Agilent's and its Subsidiaries' books and records so that HP may conduct reasonable audits relating to the financial statements provided by Agilent pursuant hereto as well as to the internal accounting controls and operations of Agilent and its Subsidiaries. Similarly, HP shall provide Agilent's internal auditors and their designees access to HP's and its Subsidiaries' books and records so that Agilent may conduct reasonable audits relating to the financial statements provided by HP pursuant hereto as well as to the internal accounting controls and operations of HP and its Subsidiaries.

                  (f) NOTICE OF CHANGE IN ACCOUNTING PRINCIPLES. Agilent shall give HP as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Separation Date. Agilent will consult with HP and, if requested by HP, Agilent will consult with HP's independent public accountants with respect thereto. HP shall give Agilent as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Separation Date.

                  (g) CONFLICT WITH THIRD-PARTY AGREEMENTS. Nothing in SECTIONS
5.4 and 5.5 shall require Agilent to violate any agreement with any third parties regarding the confidentiality of confidential and proprietary information relating to that third party or its business; PROVIDED, HOWEVER, that in the event that Agilent is required under SECTIONS 5.4 AND 5.5 to disclose any such information, Agilent shall use all commercially reasonable efforts to seek to obtain such customer's consent to the disclosure of such information.

         SECTION 5.6  CONSISTENCY WITH PAST PRACTICES

         At all times HP will cause the Agilent Business before the Separation Date to continue to ship products, invoice customers, make payments, maintain properties and otherwise conduct business in the ordinary course, consistent with past practices and will not undertake or permit any arrangement with any third party which is intended to or has the effect of delaying the payment of any account receivable beyond the Separation Date or delaying or accelerating the payment of any account payable before the Separation Date.

         SECTION 5.7  PAYMENT OF EXPENSES

         Except as otherwise provided in this Agreement, the Ancillary Agreements or any other agreement between the parties relating to the Separation, the IPO or the Distribution, all costs and expenses of the parties hereto in connection with the IPO (excluding underwriting discounts and commissions) and the Distribution and certain costs and expenses of the parties hereto in connection with the Separation shall be paid by HP. Notwithstanding the foregoing, Agilent shall pay any internal fees, costs and expenses incurred by Agilent in connection with the Separation, the IPO and the Distribution.

         SECTION 5.8  FOREIGN SUBSIDIARIES

         HP and Agilent shall cause each of their foreign subsidiaries to execute such local transfer agreements, assignments, assumptions, novations and other documents as shall be necessary to carry out the plan of reorganization described in EXHIBIT M (the "NON-US PLAN") hereto to effect the purposes of this Agreement with respect to their respective operations outside the United States.

         SECTION 5.9  DISPUTE RESOLUTION

         Except as otherwise set forth in the Ancillary Agreements, resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, or otherwise (collectively, "DISPUTES"), shall be exclusively governed by and settled in accordance with the provisions of this SECTION 5.9.

                  (a) NEGOTIATION. The parties shall make a good faith attempt to resolve any Dispute arising out of or relating to this Agreement through negotiation. Within thirty (30) days after notice of a Dispute is given by either party to the other party, each party shall select a first tier negotiating team comprised of general manager level employees of such party and shall meet and make a good faith attempt to resolve such Dispute and shall continue to negotiate in good faith in an effort to resolve the Dispute or renegotiate the applicable section or provision without the necessity of any formal proceedings. If the first tier negotiating teams are unable to agree within thirty (30) days of their first meeting, then each party shall select a second tier negotiating team comprised of vice president level employees of such party and shall meet within thirty (30) days after the end of the first thirty
(30) day negotiating period to attempt to resolve the matter. During the course of negotiations under this SECTION 5.9(a), all reasonable requests made by one party to the other for information, including requests for copies of relevant documents, will be honored. The specific format for such negotiations will be left to the discretion of the designated negotiating teams but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party.

                  (b) NON-BINDING MEDIATION. In the event that any Dispute arising out of or related to this Agreement is not settled by the parties within fifteen (15) days after the first meeting of the second tier negotiating teams under SECTION 5.9(a), the parties will attempt in good faith to resolve such Dispute by non-binding mediation in accordance with the American Arbitration Association Commercial Mediation Rules. The mediation shall be held within thirty (30) days of the end of such fifteen (15) day negotiation period of the second tier negotiating teams. Except as provided below in SECTION 5.9(c), no litigation for the resolution of such dispute may be commenced until the parties try in good faith to settle the dispute by such mediation in accordance with such rules and either party has concluded in good faith that amicable resolution through continued mediation of the matter does not appear likely. The costs of mediation shall be shared equally by the parties to the mediation. Any settlement reached by mediation shall be recorded in writing, signed by the parties, and shall be binding on them.

                  (c) PROCEEDINGS. Nothing herein, however, shall prohibit either party from initiating litigation or other judicial or administrative proceedings if such party would be substantially harmed by a failure to act during the time that such good faith efforts are being made to resolve the Dispute through negotiation or mediation. In the event that litigation is commenced under this SECTION 5.9(c), the parties agree to continue to attempt to resolve any Dispute according to the terms of SECTIONS 5.9(a) and 5.9(b) during the course of such litigation proceedings under this SECTION 5.9(c).

                  (d) PAY AND DISPUTE. Except as provided herein or in any Ancillary Agreement, in the event of any dispute regarding payment of a third-party invoice (subject to standard verification of receipt of products or services), the party named in a third party's invoice must make timely payment to such third party, even if the party named in the invoice desires to pursue the dispute resolution procedures outlined in this SECTION 5.9. If the party that paid the invoice is found pursuant to this SECTION 5.9 to not be responsible for such payment, such paying party shall be entitled to reimbursement, with interest accrued at a compound annual rate of the Prime Rate plus 2%, from the party found responsible for such payment.

         SECTION 5.10  GOVERNMENTAL APPROVALS

         To the extent that the Separation requires any Governmental Approvals, the parties will use their reasonable commercial efforts to obtain any such Governmental Approvals.

         SECTION 5.11  NO REPRESENTATION OR WARRANTY

         HP does not, in this Agreement or any other agreement, instrument or document contemplated by this Agreement, make any representation as to, warranty of or covenant with respect to:

                  (a) the value of any asset or thing of value to be transferred to Agilent;

                  (b) the freedom from encumbrance of any asset or thing of value to be transferred to Agilent;

                  (c) the absence of defenses or freedom from counterclaims with respect to any claim to be transferred to Agilent; or

                  (d) the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any asset or thing of value upon its execution, deliver and filing.

         Except as may expressly be set forth herein or in any Ancillary Agreement, all assets to be transferred to Agilent shall be transferred "AS IS, WHERE IS" and Agilent shall bear the economic and legal risk that any conveyance shall prove to be insufficient to vest in Agilent good and marketable title, free and clear of any lien, claim, equity or other encumbrance.

         SECTION 5.12  NON-SOLICITATION OF EMPLOYEES

         Each party agrees not to directly solicit or recruit the other party's employees for a period of two years following the Distribution Date if such solicitation or recruitment would be disruptive or damaging or would interfere with the operation or business of the other party. This prohibition on solicitation does not apply to actions taken by a party (i) as a result of an employee's affirmative response to a general recruitment effort carried out through a public solicitation or a general solicitation or (ii) as a result of an employee's initiative.

         SECTION 5.13  EMPLOYEE AGREEMENTS

         DEFINITION. As used in this SECTION 5.13, "EMPLOYEE AGREEMENT" means the Agreement Regarding Confidential Information and Proprietary Developments and corresponding agreements in foreign countries.

                  (a) SURVIVAL OF HP EMPLOYEE AGREEMENT OBLIGATIONS AND HP'S COMMON LAW RIGHTS. The HP Employee Agreements of all former HP employees transferred to Agilent as of the Distribution Date shall remain in full force and effect according to their terms; PROVIDED, HOWEVER, that none of the following acts committed by former HP employees within the scope of their Agilent employment shall constitute a breach of such HP Employee Agreements: (i) the use or disclosure of Confidential Information (as that term is defined in the former HP employee's HP Employee Agreement) for or on behalf of Agilent, if such disclosure is consistent with the license rights granted to Agilent and restrictions imposed on Agilent under this Agreement, any other Ancillary Agreement or any other agreement between the parties, (ii) the disclosure and assignment to Agilent of rights in Proprietary Developments authored or conceived by the former HP employee after the Separation Date and resulting from the use of, or based upon intellectual property (whether patented or not) which is retained by HP (as Proprietary Developments are defined in the former HP employee's HP Employee Agreement); PROVIDED, HOWEVER, that in no event shall such disclosure and assignment be regarded as assigning the underlying intellectual property to Agilent, (iii) the rendering of any services, directly or indirectly, to Agilent to the extent such services are consistent with the assignment or license of rights granted to Agilent and the restrictions imposed on Agilent under this Agreement, any other Ancillary Agreement or any other agreement between the parties and (iv) solicitation of the employees of one party by the other party prior to the Distribution Date. Further, HP retains any rights it has under statute or common law with respect to actions by its former employees to the extent such actions are inconsistent with the rights granted to Agilent and restrictions imposed on Agilent under this Agreement, any other Ancillary Agreement or any other agreement between the parties.

                  (b) ASSIGNMENT, COOPERATION FOR COMPLIANCE AND ENFORCEMENT.

                               (i) HP retains all rights under the HP Employee
Agreements of all former HP employees necessary to permit HP to protect the rights and interests of HP, but hereby transfers and assigns to Agilent its rights under the HP Employee Agreements of all former HP employees to the extent required to permit Agilent to enjoin, restrain, recover damages from or obtain specific performance of the HP Employee Agreements or obtain other remedies against any employee who breaches his/her HP Employee Agreement, and to the extent necessary to permit Agilent to protect the rights and interests of the businesses being transferred to Agilent on the Separation Date.

                               (ii) HP and Agilent agree, at their own
respective cost and expense, to use their reasonable efforts to cooperate as follows: (A) Agilent shall advise HP of: (1) any violation(s) of the HP Employee Agreement by former HP employees, and (2) any violation(s) of the Agilent Employee Agreement which affect HP's rights; and (B) HP shall advise Agilent of any violations of the HP Employee Agreement by current or former HP employees which affect Agilent's rights; PROVIDED, HOWEVER, that the foregoing obligations shall only apply to violations which become known to an attorney within the legal department of the party obligated to provide notice thereof.

                               (iii) HP and Agilent each may separately enforce
the HP Employee Agreements of former HP employees to the extent necessary to reasonably protect their respective interests, PROVIDED, HOWEVER, that (i) Agilent shall not commence any litigation relating thereto without first consulting with HP's Director of Intellectual Property or his/her designee and
(ii) HP shall not commence any litigation relating thereto against any former HP employee who is at the time an Agilent employee without first consulting with Agilent's Director of Intellectual Property or his/her designee. If either party, in seeking to enforce any HP Employee Agreement, notifies the other party that it requires, or desires, the other party to join in such action, then the other party shall do so. In addition, if either party commences or becomes a party to any action to enforce a HP Employee Agreement of a former HP employee, the other party shall, whether or not it becomes a party to the action, cooperate with the other party by making available its files and employees who have information or knowledge relevant to the dispute, subject to appropriate measures to protect the confidentiality of any proprietary or confidential information that may be disclosed in the course of such cooperation or action and subject to any relevant privacy laws and regulations. Any such action shall be conducted at the expense of the party bringing the action and the parties shall agree on a case by case basis on compensation, if any, of the other party for the value of the time of such other party's employees as reasonably required in connection with the action.

                               (iv) HP and Agilent understand and acknowledge
that matters relating to the making, performance, enforcement, assignment and termination of employee agreements are typically governed by the laws and regulations of the national, federal, state or local governmental unit where an employee resides, or where an employee's services are rendered, and that such laws and regulations may supersede or limit the applicability or enforceability of this SECTION 5.13. In such circumstances, HP and Agilent agree to take action with respect to the employee agreements that best accomplishes the parties' objectives as set forth in this SECTION 5.13 and that is consistent with applicable law.

         SECTION 5.14  COOPERATION IN OBTAINING NEW AGREEMENTS

         HP understands that, prior to the Separation Date, Agilent has derived benefits under certain agreements between HP and third parties, which agreements are not being assigned to Agilent in connection with the Separation. Upon the request of Agilent, HP agrees to make introductions to appropriate Agilent personnel to HP's contacts at such third parties, and agrees to provide reasonable assistance to Agilent, at HP's own expense, so that Agilent may obtain agreements from such third parties under substantially equivalent terms and conditions, including financial terms and conditions, that apply to HP. Such assistance may include, but is not limited to, (i) requesting and encouraging such third parties to enter into such agreements with Agilent, (ii) attending meetings and negotiating sessions with Agilent and such third parties, and (iii) participating in buying consortiums with Agilent. HP also understands that there are certain agreements between HP and third parties, which agreements are being assigned to Agilent in connection with the Separation but which may require the consent of the applicable third party. Upon the request of Agilent, HP agrees to assist Agilent in seeking and obtaining the consent of such third parties to such assignment. The parties expect that the activities contemplated by this Section will be substantially completed by the Distribution Date, but in no event will HP have any obligations hereunder after the first anniversary of the Distribution Date.

         SECTION 5.15 PROPERTY DAMAGE TO AGILENT ASSETS PRIOR TO THE SEPARATION DATE

         In the event of any property damage to any Agilent Assets prior to the Separation Date, HP shall repair or otherwise address such damage in the ordinary course of business consistent with past practices; PROVIDED, HOWEVER, that nothing in this clause shall restrict HP from disposing of any Assets in the ordinary course of business consistent with past practices.

         SECTION 5.16  NEWLY DISCOVERED ENVIRONMENTAL CONDITIONS AT AGILENT
                       SCHEDULE 1 FACILITIES

         If between the date of this Agreement and the Separation Date, Environmental Conditions (as defined in Section 4.21 of the Indemnification and Insurance Matters Agreement) are discovered on an Agilent Schedule 1 Facility (as defined in Section 4.11 of the Indemnification and Insurance Matters Agreement) for which HP, consistent with its past practices, would accrue a reserve, then HP and Agilent shall determine the allocation of responsibility for any Environmental Actions (as defined in Section 4.20 of the Indemnification and Insurance Matters Agreement) arising, whether before or after the Separation Date, out of such Environmental Conditions, in a manner consistent with the provisions of SECTION 1.4 of the Indemnification and Insurance Matters Agreement.

                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.1  LIMITATION OF LIABILITY

         IN NO EVENT SHALL ANY MEMBER OF THE HP GROUP OR AGILENT GROUP BE LIABLE TO ANY OTHER MEMBER OF THE HP GROUP OR AGILENT GROUP FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES TO THIRD PARTIES AS SET FORTH IN THE INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT.

         SECTION 6.2  ENTIRE AGREEMENT

         This Agreement, the other Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

         SECTION 6.3  GOVERNING LAW

         This Agreement shall be governed and construed and enforced in accordance with the laws of the State of Delaware as to all matters regardless of the laws that might otherwise govern under the principles of conflicts of laws applicable thereto.

         SECTION 6.4  TERMINATION

         This Agreement and all Ancillary Agreements may be terminated and the Distribution abandoned at any time prior to the IPO Closing Date by and in the sole discretion of HP without the approval of Agilent. This Agreement may be terminated at any time after the IPO Closing Date and before the Distribution Date by mutual consent of HP and Agilent. In the event of termination pursuant to this Section, no party shall have any liability of any kind to the other party.

         SECTION 6.5  NOTICES

         Any notice, demand, offer, request or other communication required or permitted to be given by either party pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) business day after being deposited with an overnight courier service or (v) four (4) days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the attention of the party's General Counsel at the address of its principal executive office or such other address as a party may request by notifying the other in writing.

         SECTION 6.6  COUNTERPARTS

         This Agreement, including the Schedules and Exhibits hereto and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         SECTION 6.7  BINDING EFFECT; ASSIGNMENT

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may not be assigned by any party hereto. This Agreement may be enforced separately by each member of the HP Group and each member of the Agilent Group.

         SECTION 6.8  SEVERABILITY

         If any term or other provision of this Agreement or the Schedules or Exhibits attached hereto is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

         SECTION 6.9  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE

         No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Schedules or Exhibits attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         SECTION 6.10  AMENDMENT

         No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.

         SECTION 6.11  AUTHORITY

         Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

         SECTION 6.12  INTERPRETATION

         The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

         SECTION 6.13  CONFLICTING AGREEMENTS

         In the event of conflict between this Agreement and any Ancillary Agreement or other agreement executed in connection herewith, the provisions of such other agreement shall prevail.


                                   ARTICLE VII

                                   DEFINITIONS

         SECTION 7.1  AFFILIATED COMPANY

         "AFFILIATED COMPANY" means, with respect to HP, any entity in which HP holds a 50% or less ownership interest and that is listed on SCHEDULE 7.1(a) hereto and, with respect to Agilent, any entity in which Agilent holds a 50% or less ownership interest and that is listed on SCHEDULE 7.1(b) hereto. SCHEDULES 7.1(a) and 7.1(b) may be amended from time to time after the date hereof upon mutual written consent of the parties.

         SECTION 7.2  AGILENT ASSETS

         "AGILENT ASSETS" has the meaning set forth in SECTION 1.2 of the Assignment Agreement.

         SECTION 7.3  AGILENT BUSINESS

         "AGILENT BUSINESS" means (a) the business and operations of the business entities of HP currently known under the following names, as described in the IPO Registration Statement and as such business and operations will continue following the Separation Date: (i) the Test and Measurement Organization, (ii) the Semiconductor Products Group, (iii) the Chemical Analysis

Group, (iv) the Healthcare Solutions Group and (v) the portion of HP Labs and infrastructure organizations related to these businesses and (b) except as otherwise expressly provided herein, any terminated, divested or discontinued businesses or operations that at the time of termination, divestiture or discontinuation primarily related to the Agilent Business as then conducted.

         SECTION 7.4  AGILENT GROUP

         "AGILENT GROUP" means Agilent, each Subsidiary and Affiliated Company of Agilent immediately after the Separation Date or that is contemplated to be a Subsidiary or Affiliated Company of Agilent pursuant to the Non-US Plan and each Person that becomes a Subsidiary or Affiliate Company of Agilent after the Separation Date.

         SECTION 7.5  AGILENT PRO FORMA BALANCE SHEET

         "AGILENT PRO FORMA BALANCE SHEET" means the unaudited pro forma condensed consolidated balance sheet appearing in the IPO Registration Statement.

         SECTION 7.6  AGILENT'S AUDITORS

         "AGILENT'S AUDITORS" means Agilent's independent certified public accountants.

         SECTION 7.7  ANCILLARY AGREEMENTS

         "ANCILLARY AGREEMENTS" has the meaning set forth in SECTION 2.1 hereof.

         SECTION 7.8  ASSIGNMENT AGREEMENT

         "ASSIGNMENT AGREEMENT" has the meaning set forth in SECTION 2.1(a) hereof.

         SECTION 7.9  BUSINESS DAY

         "BUSINESS DAY" means a day other than a Saturday, a Sunday or a day on which banking institutions located in the State of California are authorized or obligated by law or executive order to close.

         SECTION 7.10  CODE

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         SECTION 7.11  COMMISSION

         "COMMISSION" means the Securities and Exchange Commission.

         SECTION 7.12  DISPUTES

         "DISPUTES" has the meaning set forth in SECTION 5.9 hereof.

         SECTION 7.13  DISTRIBUTION

         "DISTRIBUTION" has the meaning set forth in the Recitals hereof.

         SECTION 7.14  DISTRIBUTION AGENT

         "DISTRIBUTION AGENT" has the meaning set forth in SECTION 4.1 hereof.

         SECTION 7.15  DISTRIBUTION DATE

         "DISTRIBUTION DATE" has the meaning set forth in SECTION 4.1 hereof.

         SECTION 7.16  EMPLOYEE AGREEMENT

         "EMPLOYEE AGREEMENT" has the meaning set forth in SECTION 5.13(a) hereof.

         SECTION 7.17  EXCHANGE ACT

         "EXCHANGE ACT" means the Securities and Exchange Act of 1934, as amended.

         SECTION 7.18  GOVERNMENTAL APPROVALS

         "GOVERNMENTAL APPROVALS" means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

         SECTION 7.19  GOVERNMENTAL AUTHORITY

         "GOVERNMENTAL AUTHORITY" shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

         SECTION 7.20  HP BUSINESS

         "HP BUSINESS" means any business of HP other than the Agilent
Business.

         SECTION 7.21  HP GROUP

         "HP GROUP" means HP, each Subsidiary and Affiliated Company of HP (other than any member of the Agilent Group) immediately after the Separation Date, after giving effect to the Non-US Plan and each Person that becomes a Subsidiary or Affiliate Company of HP after the Separation Date.

         SECTION 7.22  HP'S AUDITORS

         "HP'S AUDITORS" means HP's independent certified public accountants.

         SECTION 7.23  INFORMATION

         "INFORMATION" means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

         SECTION 7.24  IPO

         "IPO" has the meaning set forth in the Recitals hereof.

         SECTION 7.25  IPO CLOSING DATE

         "IPO CLOSING DATE" has the meaning set forth in the Recitals hereof.

         SECTION 7.26  IPO NET PROCEEDS

         "IPO NET PROCEEDS" has the meaning set forth in the Recitals hereof.

         SECTION 7.27  IPO OVER-ALLOTMENT OPTION

         "IPO OVER-ALLOTMENT OPTION" has the meaning set forth in the Recitals hereof.

         SECTION 7.28  IPO REGISTRATION STATEMENT

         "IPO REGISTRATION STATEMENT" means the registration statement on Form S-1 pursuant to the Securities Act of 1933, as amended, to be filed with the Commission registering the shares of common stock of Agilent to be issued in the IPO, together with all amendments thereto.

         SECTION 7.29  NASDAQ

         "NASDAQ" means the Nasdaq National Market.

         SECTION 7.30  NON-US PLAN

         "NON-US PLAN" has the meaning set forth in SECTION 5.8 hereof.

         SECTION 7.31  NYSE

         "NYSE" means the New York Stock Exchange.

         SECTION 7.32  PERSON

         "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         SECTION 7.33  PRIME RATE

         "PRIME RATE" means the prime rate as published in the Wall Street Journal on the date of determination.

         SECTION 7.34  RECORD DATE

         "RECORD DATE" means the close of business on the date to be determined by the Board of Directors of HP as the record date for determining the stockholders of HP entitled to receive shares of common stock of Agilent in the Distribution.

         SECTION 7.35  RETAINED PAYABLES

         "RETAINED PAYABLES" means (i) all accounts payable and other obligations of payment for goods or services purchased, leased or otherwise received in the conduct of the Agilent Business that as of the Separation Date are payable to a third Person by HP or any of HP's Subsidiaries, whether past due, due or to become due, including any interest, sales or use taxes, finance charges, late or returned check charges and other obligations of HP or any of HP's Subsidiaries with respect thereto, and any obligations related to any of the foregoing and (ii) all employee compensation Liabilities and other miscellaneous Liabilities for which an adjustment is made in the Agilent Pro Forma Balance Sheet.

         SECTION 7.36  RETAINED RECEIVABLES

         "RETAINED RECEIVABLES" means (i) all accounts receivable and other rights to payment for goods or services sold, leased or otherwise provided in the conduct of the Agilent Business that as of the Separation Date are payable by a third Person to HP or any of HP's Subsidiaries, whether past due, due or to become due, including any interest, sales or use taxes, finance charges, late or returned check charges and other obligations of the account debtor with respect thereto, and any proceeds of any of the foregoing and (ii) all other miscellaneous Assets for which an adjustment is made in the Agilent Pro Forma Balance Sheet.

         SECTION 7.37  SEPARATION

         "SEPARATION" has the meaning set forth in the Recitals hereof.

         SECTION 7.38  SEPARATION DATE

         "SEPARATION DATE" has the meaning set forth in SECTION 1.1 hereof.

         SECTION 7.39  SUBSIDIARY

         "SUBSIDIARY" means with respect to any specified Person, any corporation, any limited liability company, any partnership or other legal entity of which such Person or its Subsidiaries owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of the members of the board of directors or similar governing body. Unless context otherwise requires, reference to HP and its Subsidiaries shall not include the subsidiaries of HP that will be transferred to Agilent after giving effect to the Separation, including the actions taken pursuant to the Non-US Plan.

         SECTION 7.40  UNDERWRITERS

         "UNDERWRITERS" means the underwriters of the IPO.

         SECTION 7.41  UNDERWRITING AGREEMENT

         "UNDERWRITING AGREEMENT" has the meaning set forth in SECTION 3.1(a) hereof.

         SECTION 7.42  WSGR

         "WSGR" means Wilson Sonsini Goodrich & Rosati, Professional
Corporation.

         WHEREFORE, the parties have signed this Master Separation and Distribution Agreement effective as of the date first set forth above.

HEWLETT-PACKARD COMPANY                 AGILENT TECHNOLOGIES, INC.


By:  /s/  Robert P. Wayman              By:  /s/ Edward W. Barnholt
     ---------------------                   ----------------------

Name:  Robert P. Wayman                 Name:  Edward W. Barnholt
       ----------------                        ------------------

Title:  Executive Vice President        Title:  President and
of Finance and Administration,                  Chief Executive Officer
Chief Financial Officer                         -----------------------
----------------------

                                 SCHEDULE 2.1(b)

       SUBSIDIARIES AND OTHER HOLDINGS OF HP TO BE TRANSFERRED TO AGILENT

SUBSIDIARIES

Agilent Technologies World Trade, Inc.
Heartstream, Inc.
Pete, Inc.
Rockland Technologies Inc.
Scope Communications, Inc.
Telegra Corporation

OTHER HOLDINGS

Candescent Technologies Corporation
Cascade Microtech Inc.
HP-Sci Tech Joint Software Development Center Co. Ltd.
i-Stat Corporation
Microelectrics & Computer Technology Group

                                 SCHEDULE 2.2(b)

                            CASH HELD IN SUBSIDIARIES


China Hewlett-Packard Company Limited
Heartstream, Inc.
Hewlett-Packard Belgium SA/NV
Hewlett-Packard Coordination Center, S.C.
Hewlett-Packard Espanola, S.A.
Hewlett-Packard Japan, Ltd.
Hewlett-Packard Malaysia Sdn Bhd
Hewlett-Packard Microwave Products (M) Sdn Bhd
Hewlett-Packard Oy
Hewlett-Packard S.A.S.
Hewlett-Packard Taiwan Ltd.
Yokogawa Analytical Systems, Inc.

                                SCHEDULE 7.1 (a)

            AFFILIATED COMPANIES OF HP TO BE INCLUDED IN THE HP GROUP

         Ericsson-HP Telecom (Sweden)

         Ericsson-HP Telecom (France)

         Hua-Pua

         Hugin Expert

         Idea LLC

         ImagineCard

         Intria-HP

         Intria-HP Potomac

         Liquidity Management Group

         PT Berka Services

         Putial Ome

         Sopura Systems

         Syc

                                 SCHEDULE 7.1(b)

       AFFILIATED COMPANIES OF AGILENT TO BE INCLUDED IN THE AGILENT GROUP

         Chartered Semiconductor Partners Singapore

         LumiLEDS